SUBSIDIARIES OF THE REGISTRANT


                                                                                   State of
                                                              Percentage          Incorporation
                                                                  of                   or
            Parent                Subsidiary                  Ownership           Organization
  -------------------------       ----------                  ----------          --------------

  Capitol Federal Financial      Capitol Federal Savings Bank     100%                 Federal

  Capitol Federal Savings Bank   Capitol Funds, Inc.              100%                 Kansas



     The financial statements of Capitol Federal Financial are consolidated with those of its subsidiaries.